EXHIBIT 99.1

ConnectOne Bancorp Announces Shareholder Litigation Voluntarily Dismissed by Plaintiffs

ENGLEWOOD CLIFFS, N.J., April 29, 2014 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) announced today that previously filed complaints against the Company and its Board of Directors in the Superior Court of New Jersey related to the Company's proposed merger with Center Bancorp, Inc. have been voluntarily dismissed by the plaintiffs after being vigorously defended by the Company. The dismissal was not undertaken pursuant to any negotiated settlement with the plaintiffs, and neither the Company nor any of its directors have paid damages or attorneys' fees to the plaintiffs or their counsel.

"This dismissal shows that the complaints brought against ConnectOne and its directors were wholly unfounded and without merit from the beginning. Unfortunately, this kind of litigation has become standard practice in any publicly announced merger," said Frank Sorrentino, ConnectOne's Chairman and CEO. "Our Board faithfully fulfilled its duties to our shareholders in deciding to undertake our strategic merger with Center Bancorp, and the market's reaction to our transaction has validated our Board's opinion."

Additional Information for Stockholders

In connection with the proposed merger, Center Bancorp, Inc. ("Center") has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that includes a joint proxy statement of Center and ConnectOne and a prospectus of Center, as well as other relevant documents concerning the proposed transaction. Center and ConnectOne will each mail the joint proxy statement/prospectus to its stockholders subsequent to the Registration Statement on Form S-4 being declared effective. SHAREHOLDERS OF CENTER AND CONNECTONE ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other filings containing information about Center and ConnectOne at the SEC's website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Center's website at www.centerbancorp.com under the tab "Investor Relations," and then under the heading "SEC Filing" or at ConnectOne's website at www.connectonebank.com under the tab "Investor Relations," and then under the heading "SEC Filings."

Center, ConnectOne and certain of their respective directors and executive officers, under the SEC's rules, may be deemed to be participants in the solicitation of proxies of Center and ConnectOne's shareholders in connection with the proposed merger. Information regarding the directors and executive officers of Center and their ownership of Center common stock is set forth in the proxy statement for Center's 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 15, 2013. Information regarding the directors and executive officers of ConnectOne and their ownership of ConnectOne common stock is set forth in the proxy statement for ConnectOne's 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 8, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CONTACT: Investor Contact:
         William S. Burns
         Executive VP & CFO
         201.816.4474; bburns@cnob.com

         Media Contact:
         Rachel Gerber, MWW
         646.215.6889; rgerber@mww.com